UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

GXO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40470	86-2098312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two American Lane, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 489-1287

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	GXO	New York Stock Exchange

3.750% Notes due 2030	GXO/30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2026, the Board of Directors (the “Board”) of GXO Logistics, Inc. (the “Company”) approved the appointment of Mark Suchinski to the position of chief financial officer (principal financial officer) of the Company. The appointment will be effective on April 1, 2026.

Mr. Suchinski, 59, most recently served as Senior Vice President and Chief Financial Officer of The GEO Group, Inc. since July 2024. Prior to joining GEO, Mr. Suchinski served as Senior Vice President and Chief Financial Officer for Spirit AeroSystems from 2020 through June 2024. In that role, Mr. Suchinski was responsible for the overall financial management of Spirit AeroSystems, its financial reporting and transparency, and multiple corporate functions including Treasury, Investor Relations, and Strategy. Mr. Suchinski joined Spirit AeroSystems in 2006 as the Controller for the Aerostructures Segment. He subsequently served in increasingly senior positions, including as Vice President of Financial Planning & Analysis and Corporate Contracts from 2010 to 2012, Vice President of Finance and Treasurer from 2012 to 2014, Vice President and Corporate Controller from 2014 to 2018, Vice President and General Manager of the 787 Program from 2018 to 2019, and Vice President of Quality from 2019 to 2020. Prior to joining Spirit AeroSystems, Mr. Suchinski held the position of Vice President and Chief Accounting Officer for Home Products International from 2004 to 2006 and Corporate Controller from 2000 to 2004. Mr. Suchinski attended DePaul University where he earned a Bachelor of Science degree in Accounting.

There are no family relationships between Mr. Suchinski and any director or executive officer of the Company, and Mr. Suchinski has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Mr. Suchinski

On March 2, 2026, the Company and Mr. Suchinski executed an offer letter (the “Offer Letter”), the material terms of which are summarized below.

Position. Under the Offer Letter, Mr. Suchinski will serve as the Company’s chief financial officer.

Work Location. The Offer Letter provides that Mr. Suchinski’s principal place of employment will be the Company’s office in Greenwich, Connecticut and subject to required business travel and future business needs. Mr. Suchinski is required to relocate his personal residence to the Greenwich, Connecticut metropolitan area. Mr. Suchinski is entitled to certain relocation benefits, including reimbursement for airfare and lodging expenses in connection with his commute to the Company’s headquarters prior to relocation and home finding and home marketing assistance. The relocation benefits are required to be repaid by Mr. Suchinski in the event of Mr. Suchinski’s voluntary resignation within one year of Mr. Suchinski moving to Greenwich, Connecticut.

Salary; Target Annual Bonus. The Offer Letter provides that the annual base salary for Mr. Suchinski will be $650,000 and that the target annual bonus for Mr. Suchinski will be 125% of base salary.

2026 Annual Long-Term Incentive Opportunity. Mr. Suchinski will be eligible to participate in the long-term equity program applicable to similarly situated senior executive officers of the Company. The total target grant date value for the 2026 annual equity awards to be granted to Mr. Suchinski will be $1,500,000, consisting of restricted stock units with a value of $525,000 and performance-based restricted stock units with a value of $975,000.

Grant of Sign-On Awards. The Offer Letter provides that Mr. Suchinski will be granted sign-on equity awards consisting of (i) an award of restricted stock units with a value of $750,000 (the “Sign-On RSU Award”) and (ii) an award of performance-based restricted stock units with a value of $750,000 (the “Sign-On PSU Award” and together with the Sign-On RSU Award, the “Sign-On Awards”). The Sign-On Awards are in recognition of forfeited equity awards held by Mr. Suchinski with his current employer and to align interests with long-term shareholder value creation. The number of shares underlying (i) the Sign-On RSU Award will be determined using the closing price of the Company’s common stock on Mr. Suchinski’s hire date as chief financial officer and (ii) the Sign-On PSU Award will be determined using $41.94, the stock price of the sign-on equity awards granted to the Company's chief executive officer in August 2025, to ensure alignment of goals with the Company’s chief executive officer.

The Sign-On RSU Award will vest in equal annual installments over three years following the grant date. The Sign-On PSU Award will vest on March 31, 2029, subject to achievement of the applicable performance goals. Between 0-225% of the target number of shares subject to the Sign-On PSU Award may be earned based on the Company’s total shareholder return relative to that of component companies of the S&P Mid Cap 400 Index during the three-year performance period of August 19, 2025 to August 18, 2028, to ensure alignment of goals with the Company's chief executive officer, and the total number of shares that may be earned is capped at 100% if the absolute total shareholder return of the Company during the performance period is negative. Vesting is generally subject to Mr. Suchinski’s continued service through the vesting date, subject to certain exceptions in the event of a qualifying termination of employment, including following a change of control of the Company.

Severance. The Offer Letter provides that Mr. Suchinski will be eligible to participate in the GXO Logistics, Inc. Severance Plan, as in effect from time to time, during the Company’s 2026 fiscal year.

Benefits. The Offer Letter provides that Mr. Suchinski will be eligible for benefits in accordance with the Company’s benefits programs available to similarly situated senior executives from time to time.

Restrictive Covenants. The Offer Letter provides that, as a condition to employment, Mr. Suchinski and the Company will enter into a Confidential Information Protection Agreement, which provides for certain restrictive covenants.

Item 7.01	Regulation FD Disclosure.

On March 6, 2026, the Company issued a press release regarding certain of the matters described in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated March 2, 2026, between Mark Suchinski and GXO Logistics, Inc.
99.1	Press Release, dated March 6, 2026, issued by GXO Logistics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2026	GXO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
	Name:	Karlis P. Kirsis
	Title:	Chief Legal Officer